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                                                                    EXHIBIT 10.7



                             MERCHANT FACTORS CORP.
                                  1430 BROADWAY
                            NEW YORK, NEW YORK 10018



                                                                December 3, 1998




Provident Bank
10 W. Second St.  Suite 1100
Dayton, OH  45402

            Re:  Intercreditor Agreement relating to
                 Littlefield Adams & Company (the "Company")


Gentlemen:

                  Pursuant to our factoring agreement dated January 25, 1996 as amended from time to time (the "Factoring Agreement") and related documents with the Company, we have been granted a lien on and security interest in certain assets of the Company, including but not limited to its accounts, contract rights, general intangibles, chattel paper, instruments, documents, all proceeds thereof and all returned and repossessed goods represented thereby (the "Accounts") arising from all of the Company's sales, as security for any indebtedness or obligations now or hereafter owing to us by the Company, all as more fully set forth in the Factoring Agreement and related documents between us and the Company. The Accounts include accounts generated by the sale of merchandise by the Company to stores operated under the names Wal-Mart, K-Mart and Target Stores (the "Specified Accounts") as well as by sales to all other customers (the "Other Accounts").

                 We understand that pursuant to agreements entered into between you and the Company you have also been granted a lien on or security interest in the Accounts, as well as in certain of the other assets of the Company. Each of us has filed or will file financing statements under the Uniform Commercial Code covering our security interests.

                 The purpose of this letter is to set forth, as between you and us, our understanding relative to our respective positions in the Accounts. Notwithstanding any agreement or arrangement which you may now or hereafter have with the Company, or any rule of law, and notwithstanding the time, order or method of attachment, perfection, filing or recording, you hereby agree and acknowledge that (a) any security interest, lien, claim or right now or hereafter asserted by you with respect to the Other Accounts shall be subject, junior and subordinate to any security interest, lien, claim or right now or hereafter asserted by us with respect to the Other Accounts; (b) any security interest, lien, claim or right now or hereafter asserted by us with respect to the Specified Accounts shall be subject, junior and subordinate to any security interest, lien, claim or right now or hereafter asserted by you with respect to the Specified Accounts; (c) we have not been granted a lien or security interest by the Company in any collateral other than the Accounts; (d) we agree not to make loans or advances to the Company under the Factoring Agreement, or otherwise, secured either by (i) any of the Specified Accounts, or (ii) by any of the Other Accounts which have not been credit approved

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by us or our re-factor; (e) upon default by the Company in any of its obligations to you, you will give us prompt written notice thereof and will take no action to enforce or realize upon your security interest in the Other Accounts until we have advised you in writing that the Company has satisfied in full its obligations to us; and (f) upon default by the Company in any of its obligations to us, we will give you prompt written notice thereof and will take no action to enforce or realize upon our security interest in the Specified Accounts until you have advised us in writing that the Company has satisfied in full its obligations to you.

                 Unless and until you have notified us in writing that you have been paid in full, if we receive any of the Specified Accounts or any proceeds thereof we will hold the same in trust for your benefit and promptly deliver the same to you. Unless and until we have notified you that we have been paid in full, if you receive any of the Other Accounts or any proceeds thereof you shall hold the same in trust for our benefit and shall promptly deliver the same to us.

                 At any time either of us may, without notice to the other, enter into such agreements with the Company as we may deem proper extending the time of payment or renewing or otherwise altering the terms of all or any of the obligations of the Company to us, or affecting any security for any such obligations, or we may exchange, sell, surrender or otherwise deal with any such security or may release any funds of the Company held by us (except in violation of the preceding paragraph) without impairing or affecting this Agreement in any way.

           Except as herein otherwise specifically provided, the rights and priorities of the parties shall be determined in accordance with applicable law. This agreement shall be governed by the laws of the State of New York and, unless the context of this agreement otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

           This agreement is solely for the benefit of both of us, and our respective successors and assigns. No other person, firm, entity or corporation shall have any right, benefit, priority or interest under, or because of, the existence of this agreement.

                If the foregoing is in accordance with our understanding, please sign and return to us the enclosed copy of this letter to so indicate.

                                                     Very truly yours,

                                                     MERCHANT FACTORS CORP.

                                                     By: /s/ Walter Kaye
                                                     Title: President

ACCEPTED AND AGREED TO:

PROVIDENT BANK

By: /s/ Cliff Bishop
Title: Vice President

ACKNOWLEDGED:

LITTLEFIELD ADAMS & COMPANY

By: /s/ Warren L. Rawls
         as CFO for
         Littlefield, Adams & Co.
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